Exhibit 22





                    SUBSIDIARIES OF CORDIS CORPORATION



The significant subsidiaries of the Registrant, all of which are included in the Consolidated Financial Statements, are as follows:



                                                                 Jurisdiction
                                                                      of
  Name                                                           Incorporation


Cordis International Corporation............................    Delaware


Cordis Holding B.V..........................................    The Netherlands


Cordis Europa N.V...........................................    The Netherlands